NAME OF REGISTRANT:
Templeton Income Trust
File No. 811-04706

EXHIBIT ITEM NO. 77(C): MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS


Templeton Income Trust

SPECIAL MEETING OF SHAREHOLDERS - MARCH 21, 2007 AND RECONVENED ON APRIL 11, 2007 (UNAUDITED)

A Special Meeting of the Shareholders of Templeton Income Trust (the "Trust") was held at the offices of Franklin Templeton Investments, One Franklin Parkway, San Mateo, California on March 21, 2007, and reconvened on April 11, 2007. The purpose of the meeting was to elect Trustees of the Trust and to vote on the following Proposals and Sub-Proposals: To approve an Agreement and Plan of Reorganization that provides for the reorganization of the Trust from a Massachusetts business trust to a Delaware statutory trust, and to approve amendments to certain fundamental investment restrictions (including two (2) Sub-Proposals) of Templeton Global Bond Fund (the "Fund").

At the meeting, the following persons were elected by the shareholders to serve as Independent Trustees of the Trust: Harris J. Ashton, Frank J. Crothers, Edith
E. Holiday, David W. Niemiec, Frank A. Olson, Larry D. Thompson, Constantine D. Tseretopoulos and Robert E. Wade. Charles B. Johnson and Gregory E. Johnson were elected by the shareholders to serve as Interested Trustees. Shareholders also approved the Agreement and Plan of Reorganization providing for the reorganization of the Trust from a Massachusetts business trust to a Delaware statutory trust, and amendments to certain of the Fund's fundamental investment restrictions (including two (2) Sub-Proposals). No other business was transacted at the meeting.

The results of the voting at the meeting are as follows:

Proposal 1. The election of Trustees:

-------------------------------------------------------------------------------------------------------------
                                                      % OF        % OF                      % OF        % OF
                                                   OUTSTANDING    VOTED                  OUTSTANDING   VOTED
NAME                                   FOR           SHARES      SHARES      WITHHELD      SHARES      SHARES
-------------------------------------------------------------------------------------------------------------
Harris J. Ashton ..............   162,673,304.438    50.360%     98.359%   2,714,524.696    0.841%     1.641%
Frank J. Crothers .............   162,924,975.512    50.438%     98.511%   2,462,853.622    0.763%     1.489%
Edith E. Holiday ..............   162,682,794.282    50.363%     98.364%   2,705,034.852    0.838%     1.636%
David W. Niemiec ..............   162,840,500.063    50.412%     98.460%   2,547,329.071    0.789%     1.540%
Frank A. Olson ................   162,778,377.265    50.393%     98.422%   2,609,451.869    0.808%     1.578%
Larry D. Thompson .............   162,840,566.425    50.412%     98.460%   2,547,262.709    0.789%     1.540%
Constantine D. Tseretopoulos ..   162,853,754.978    50.416%     98.468%   2,534,074.156    0.785%     1.532%
Robert E. Wade ................   162,899,446.997    50.430%     98.495%   2,488,382.137    0.771%     1.505%
Charles B. Johnson ............   162,819,839.035    50.406%     98.447%   2,567,990.099    0.795%     1.553%
Gregory E. Johnson ............   162,850,035.088    50.415%     98.466%   2,537,794.046    0.786%     1.534%


Proposal 2. To approve an Agreement and Plan of Reorganization that provides for the reorganization of the Trust from a Massachusetts trust to a Delaware statutory trust:

--------------------------------------------------------------------------------
                                                             % OF         % OF
                                                          OUTSTANDING     VOTED
                                          SHARES VOTED       SHARES      SHARES
--------------------------------------------------------------------------------
For .................................   116,853,054.239      36.175%     70.654%
Against .............................     2,223,979.005       0.689%      1.345%
Abstain .............................     3,548,910.890       1.098%      2.146%
Broker Non-Votes ....................    42,761,885.000      13.238%     25.856%
--------------------------------------------------------------------------------
TOTAL ...............................   165,387,829.134      51.200%    100.000%
--------------------------------------------------------------------------------

Proposal 3. To approve amendments to certain of the Fund's fundamental investment restrictions (includes two (2) Sub-Proposals):

(a) To amend the Fund's fundamental investment restriction regarding lending:

--------------------------------------------------------------------------------
                                                             % OF         % OF
                                                          OUTSTANDING     VOTED
                                          SHARES VOTED       SHARES      SHARES
--------------------------------------------------------------------------------
For .................................   113,465,394.829      35.127%     68.606%
Against .............................     4,948,378.317       1.531%      2.992%
Abstain .............................     4,212,170.988       1.304%      2.547%
Broker Non-Votes ....................    42,761,885.000      13.238%     25.856%
--------------------------------------------------------------------------------
TOTAL ...............................   165,387,829.134      51.200%    100.000%
--------------------------------------------------------------------------------

(b) To amend the Fund's fundamental investment restriction regarding real estate:

--------------------------------------------------------------------------------
                                                             % OF         % OF
                                                          OUTSTANDING     VOTED
                                          SHARES VOTED       SHARES      SHARES
--------------------------------------------------------------------------------
For .................................   113,822,838.575      35.237%     68.822%
Against .............................     4,621,374.917       1.431%      2.794%
Abstain .............................     4,181,730.642       1.294%      2.529%
Broker Non-Votes ....................    42,761,885.000      13.238%     25.856%
--------------------------------------------------------------------------------
TOTAL ...............................   165,387,829.134      51.200%    100.000%
--------------------------------------------------------------------------------